UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2011
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On June 29, 2011, KB Home issued a press release announcing its results of operations for the three months and six months ended May 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein.
The information furnished pursuant to Item 2.02 in this report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
Effective June 27, 2011, KBA Mortgage, LLC, a mortgage banking joint venture (the “Mortgage Venture”) of subsidiaries of KB Home (the “Company”) and Bank of America, N.A., ceased accepting loan applications and it will not offer mortgage banking services to the Company’s homebuyers after June 30, 2011. The operations of the Mortgage Venture are in the process of being wound down and the Mortgage Venture is expected to be dissolved. In support of the ordinary course of its business operations, the Company presently maintains an uncommitted letter of credit facility and various deposit accounts and other general banking services arrangements with Bank of America, N.A. No changes to these arrangements between the parties are expected.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Press release dated June 29, 2011 announcing KB Home’s results of operations for the three months and six months ended May 31, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 29, 2011

KB Home
By:	/s/ Jeff J. Kaminski
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 29, 2011 announcing KB Home’s results of operations for the three months and six months ended May 31, 2011.

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